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                                                                 Exhibit 23.02

                  CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

     We hereby consent to the use in this Form 10-K of our report dated February 27, 1998, relating to the financial statements of Rocky Mountain Internet, Inc. as of December 31, 1997 and for each of the two years in the period ended December 31, 1997. We also consent to the incorporation by reference of said report in the Registration Statement (Form S-3
No. 333-70613 and in the related prospectus.


                                          /s/ BAIRD, KURTZ & DOBSON

Denver, Colorado
March 30, 1999